SECURITIES AND EXCHANGE COMMISSION
                                      Washington, DC  20549


                                SCHEDULE 14A INFORMATION
                                           Proxy Statement
         (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

                                  Filed by the Registrant [ X ]
                      Filed by a Party other than the Registrant [  ]

                                Check the appropriate box:
                           [  ] Preliminary Proxy Statement
                            [X] Definitive Proxy Statement
                        [   ] Definitive Additional Materials
        [   ] Soliciting Materials Pursuant to  240.14a-11 or 240.14a-12

                         KILLEARN PROPERTIES, INC.
                 (Name of Registrant as specified in its Charter)

                        KILLEARN PROPERTIES, INC.
                  (Name of Person(s) Filing Proxy Statement

              Payment of Filing Fee (Check the appropriate box):

                                [X]  No fee required.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration No.:

   (3) Filing Parties:

   (4) Date Filed:





                        NOTICE  OF ANNUAL SHAREHOLDER MEETING




To the Shareholders of
Killearn Properties, Inc.

The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Killearn Properties, Inc., a Florida corporation (the "Company"), will be held at the Eagle's Landing Country Club, 100 Eagle's Landing Way, Stockbridge, Georgia, on Wednesday, October 15, 1997, at 10:00 A.M., local time, for the following purposes:

     (1) To elect two persons to the Company's Board of Directors, as is more fully described in the accompanying Proxy Statement, to hold office until their term of office shall expire and until their successors are duly elected and qualified; and
     (2) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors has fixed the close of business on August 18, 1997, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors

                                    BECKY CHRISTIAN
                                    Secretary

August 29, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND
THE
MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY
AS POSSIBLE.  SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS
ATTEND
THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.










Killearn Properties, Inc.
Proxy Statement
1997 Annual Meeting of Shareholders
To Be Held on October 15, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of KILLEARN PROPERTIES, INC., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock for use at the 1997 Annual Meeting of Shareholders of the Company to be held at the Eagle's Landing Country Club, 100 Eagle's Landing Way, Stockbridge, Georgia 30281, on Wednesday, October 15,1997 at 10:00 A.M., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

The Annual Report to Shareholders of the Company for the fiscal year ended April 30, 1997 (the "Annual Report"), is being mailed with this Proxy Statement to all shareholders of record of the Company as of August, 18, 1997, but does not form a part hereof. Shareholders should review the information provided herein in conjunction with the Annual Report.

This Proxy Statement and the accompanying form of proxy are first scheduled to be mailed to shareholders of the Company on or about September 15, 1997.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. All proxies which are properly executed will be voted at the Annual Meeting as specified in the form of proxy. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, officers, directors and employees of the Company may solicit proxies personally and by telephone. Such persons will receive no compensation for soliciting proxies. The Company may request banks, brokers and other custodian, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.









PURPOSE OF THE MEETING
At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:
     (1) To elect two persons to the Company's Board of Directors to hold office until their term of office expires and until their successors are duly elected and qualified; and
     (2) To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

Outstanding Share of
Common Stock and Voting Rights

In accordance with the provisions of the Florida Business Corporation Act and the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on August 18, 1997 as the record date (the "Record
Date") for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on the Record Date will be entitled to vote at the Annual Meeting.

As of the Record Date, there were issued and outstanding 887,412 shares of common stock of the Company, par value $.10 per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on all
matters brought before the Annual Meeting.   The presence in person or by
proxy of a majority of the shares of Common Stock shall constitute a quorum at the Annual Meeting. To be elected, nominees for Director must receive a plurality of the votes cast by holders of shares of Common Stock present or represented at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Security Ownership
of Management

As of August 1, 1997, the beneficial ownership of shares of Common Stock by each of the Company's present directors and nominees and all of the Company's present directors and officers as a group was as set forth in the following table:



                           Name and Address            Number of shares	             Percent
Title of Class             of Beneficial Owner         Beneficially Owned            of Class

Common                     J. T. Williams, Jr.         7,000                         (1)
                           100 Eagle's Landing Way
                           Stockbridge, GA  30281

Common                     Mallory E. Horne            -0-                           --
                           Rt. 1, Box 942
                           Tallahassee, FL  32317

Common                     Melvin L. Pope, Jr.         300    (2)                    (1)
                           625 N. Adams Street
                           Tallahassee, FL  32301

Common                     David K. Williams           -0-                           --
                           385 Country Club Dr.
                           Stockbridge, GA 30281

Common                     Mark A. Conner              305,650 (3)                   34.5%
                           7118 Beech Ridge Trail
                           Tallahassee, FL  32312

Common                     Robert E. Maloney           -0-   (4)                     --
                           7118 Beech Ridge Trail
                           Tallahassee, FL  32312

Common                     Langdon S. Flowers, Jr.     -0-   (4)                     --
                           329 N. Broadway St.
                           Thomasville, GA  31792

Common                     All Directors and           312,950 (2) (3)               35.3%
                           Executive Officers of
                           the Company, including
                           the above named individuals
                           as a Group (8 persons)




(1) Less than 1% of number of issued and outstanding shares of Common Stock.
(2) This figure includes 25 shares of Common Stock held by Mr. Pope's wife and 275 shares of Common Stock held by Mr. Pope as custodian for his children.
(3) Includes 305,650 shares of Common Stock owned by Proactive Technologies, Inc. ("Proactive"), of which Mr. Conner is Chairman of the Board and President and beneficially owns 23.2% of the outstanding voting securities of Proactive.
(4) Excludes shares owned by Proactive. Mr. Maloney is Corporate Counsel and a director of Proactive and Mr. Flowers is a director of Proactive and beneficially owns 16.6% of the outstanding voting securities of Proactive.


Ownership of Common Stock by Certain Beneficial Owners
The following table sets forth certain information as of August 1, 1997 with respect to all persons and entities known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding stock of the Company's Common Stock:

                           Name and Address                          Number of shares              Percent of
Title of Class             of Beneficial Owner                       Beneficially Owned            Class

Common                     Southeastern Asset
Management, Inc.                                                     82,000   (1)                  9.2%
                           Suite 301, 860 Ridge
                           Lake Blvd.
                           Memphis, Tennessee 38119

Common                     Killearn Properties, Inc.                 86,280                        9.72%
                           Profit Sharing Plan
                           100 Eagles Landing Way
                           Stockbridge, GA  30281

Common                     Proactive Technologies, Inc.              305,650 (2)                   34.5%
                           7118 Beech Ridge Trail
                           Tallahassee, FL  32312



(1)  Based on filings made with the Securities and Exchange Commission.
(2) See Notes (3) and (4) to the table set forth under "Security Ownership of Management"










ELECTION OF DIRECTORS

The business of the Company is managed by the Company's Board of Directors which, in accordance with the Company's Articles of Incorporation and Bylaws, may consist of not less than three nor more than fifteen persons. The Board of Directors has fixed the number of directors of the Company at seven persons and, at present, there are seven persons serving on the Company's Board of Directors.

The Company's Articles of Incorporation provide that the Board of Directors shall be divided into four classes and that each class shall be as nearly equal in number as possible. As a result, the Company has four classes of directors, with one class comprised of one director and three classes comprised of two directors. Each class of the Company's directors serves for a period of four years. The term of office of two directors expires in 2001, while the terms of office of the Company's other three classes of directors will expire in 1998, 1999 and 2000, respectively.
Each nominees for director intends, if elected, to hold office until his term of office expires in 2001 and until his successor is duly elected and qualified. In the event that a nominee is unable to serve for any reason, the proxies will be voted by the proxy-holders for a substitute chosen by the Board of Directors.

The following table sets forth certain information with respect to the nominee for director and the directors continuing in office:

NOMINEES FOR DIRECTOR



                                                       Business                          Director               Term
Name                                Age                Experience                        Since                  Expires

Robert E. Maloney                   33                 Vice President and Corporate      1996                   2001
                                                       Counsel of Capital First Holdings,
                                                       Inc. (a subsidiary company of
                                                       Proactive since February 1996)
                                                       and Corporate Counsel of and a
                                                       director of Proactive since February
                                                       1996. From 1989 to 1995, Mr. Maloney
                                                       was engaged in the private
                                                       practice of law.

Langdon S. Flowers, Jr.             48                 Private investor, engaged in      1996                   1999
                                                       management and development
                                                       activities, since 1984.  From 1974 to
                                                       1984, he served in various capacities
                                                       for Flowers Industries, including
                                                       President of Flowers Baking Co.
                                                       and Schott's Bakery.

Current Directors Whose Terms of Office Will
Continue Subsequent to the Annual Meeting

                                                       Business                          Director               Term
Name                                Age                Experience                        Since                  Expires

J.T. Williams, Jr.                  64                 Chairman of the Board and         1964                   1999
                                                       President of the Company
                                                       from 1970 until October, 1996;
                                                       President of Killearn, Inc.,
                                                       a privately owned company which
                                                       owns and manages the Eagle's Landing
                                                       Golf and County Club and the Inn at
                                                       Eagles Landing since October 1996.

Mallory E. Horne                    72                 Director, Public Employee         1990                   1998
                                                       Relations Commission , State
                                                       of Florida, for more than five years;
                                                       Partner in law firm of Eckert,
                                                       Seamans, Cherin and Mellott since
                                                       October 1996;  Former Member
                                                       Florida Senate and Florida House of
                                                       Representatives.

Melvin L. Pope, Jr.                 64                 General Agent, Northwestern       1977                   2000
                                                       Mutual Life Insurance Company,
                                                       for more than twenty years.

David K. Williams                   37                 President of the Company          1992                   1999
                                                       since August 1997.  Executive
                                                       Vice President of the Company
                                                       from May 1994 to August 1997.
                                                       President of the Company's Florida
                                                       operations from June 1989 to
                                                       May 1994.

Mark A. Conner                      31                 Chairman of the Board of the      1996                   2000
                                                       Company since October 1996 and
                                                       President of the Company from
                                                       October 1996 to August 1997.
                                                       Mr. Conner has also been Chairman
                                                       of the Board and President
                                                       of Proactive Technologies, Inc.,
                                                       a real estate company, since
                                                       February 1996 and President of
                                                       Capital First, Inc., a
                                                       real estate company, since its
                                                       incorporation in January of 1994.





No family relationship exists between any of the members of the Board of Directors of the Company, or between any of the members of the Board of Directors and the executive officers of the Company, except that J. T. Williams, Jr., Director, is the father of David K. Williams, Director, Executive Vice President and Secretary.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION
OF
THE NOMINEES FOR DIRECTOR.

The Board of Directors
and Committees of the Board

The Board of Directors of the Company held a total of five meetings during fiscal year ended April 30, 1997. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings of the Committees on which he served. For fiscal 1997, each director was paid a fee for their services of $8,000. For fiscal 1997, each director
will receive a fee for their services of $8,000.   Directors are reimbursed
for their out-of-pocket expenses incurred in attending Board committee meetings.

The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company's Board of Directors does not have a nominating committee. This function is performed by the Company's Board of Directors as a whole. No additional fees were paid by the Company to the Directors who serve on committees of the Board.

Audit Committee

The Audit Committee is comprised of Messrs. Horne and Pope. During the fiscal year ended April 30, 1997, one meeting of the Audit Committee was held.

The Audit Committee's responsibility is to ascertain that the Company's financial statements reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit functions of the independent auditors and reviews audit reports rendered by the independent auditors.

Compensation Committee

The Compensation Committee is comprised of Messrs. Horne and Pope. During the 1997 fiscal year, one meeting of the Compensation Committee was held.

The Compensation Committee's responsibility is (i) to review all employment agreements and other compensation arrangements for all of the Company's executive officers, (ii) to review all agreements between the Company and its executive officers and directors, (iii) to review and propose incentive and other compensation plans, such as pension, retirement, profit sharing and stock option plans, for the benefit of the Company's employees, and (iv) to administer the Company's 1992 Incentive Stock Option Plan and the award of stock options to employees of the Company thereunder.

Executive Compensation

The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer whose fiscal 1997 compensation exceeded $100,000 (the "Named Executive Officers").

                   SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                                                                      Other Annual
Name and Principal           Fiscal     Salary                 Bonus                  Compensation
Position                       Year     ($)                    ($)                    ($)(1)

J.T. Williams, Jr.           1997       197,307                50,258                 --
President and Chief          1996       184,321                126,120                140,000
Executive Officer            1995       176,667                124,207                35,000

David K. Williams            1997       95,235                 30,000                 --
Executive Vice               1996       92,834                 78,153                 --
President                    1995       91,659                 50,000                 --

James F. Heidenreich         1997       132,021                --                     --
Vice President

(continued)

Long-Term
Compensation
                                         Option                 LTIP                   All Other
Name and                                 Awards                 Payouts                Compensation
Principal Position                       (#)                    ($)                    ($)(2)

J.T. Williams, Jr.                       0                      --                     --
President and Chief                      0                      --                     9,644
Executive Officer                         0                     --                     9,644

David K. Williams                        0                      --                     2,304
Executive Vice President                 0                      --                     2,304
                                         0                      --                     2,304

James F. Heidenreich                     0                      --                     --
Vice President





(1) The amounts disclosed in this column are the amounts accrued by the Company during the fiscal year for the post retirement obligations of the Company under Mr. Williams' employment agreement. See "-Employment Agreements." The amount of perquisites and personal benefits provided to each Named Executive Officer is less than $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer and, accordingly, has been omitted from the table as permitted by the rules of the Commission.

(2) The amounts disclosed in this column represent payments by the Company of premiums for life insurance on behalf of the named executive officers. See "-Deferred Compensation."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and beneficial owners of greater than 10 percent of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

(i) Proactive has not yet filed reports on Form 3 or Form 4 with respect to any of its acquisitions or dispositions of shares, and (ii) Mr. J. T. Williams, Jr. filed late reports on Form 4 to reflect his disposition of
 551,321 shares of Common Stock in November 1996 and his acquisition of 7,000 shares in June, 1997.

On September 30, 1996, the Company entered into employment agreements with
J. T. Williams, Jr. and David K. Williams, for terms of ten years and three years, respectively. The employment agreement with J.T. Williams, Jr.
provides for an annual salary for the first five years of $200,000 and $150,000 thereafter, and the employment agreement with David K. Williams provides for an annual salary of $96,242, in each case plus cost of living increases of 5% per year. In addition, David K. Williams is entitled to receive a $20,000 bonus if the pre-tax earnings of the Company's Georgia operations are in excess of $600,000 in any fiscal year during the term of the Agreement.


Stock Options

No stock options were granted to or exercised by the Named Executive Officers during fiscal 1997. In addition, at April 30, 1997, none of the Named Executive Officers held any stock options.

Deferred Compensation

The Company has in effect an informal deferred compensation arrangement for
the benefit   of certain officers of the Company,  pursuant to which the
Company pays annually the premiums on life insurance policies on the lives of these officers. At age 65, these policies can be converted into annuities to provide funds for the retirement of these officers. For each of the fiscal years ended April 30, 1996 and 1995, the Company paid $ 9,644 in premiums on the policies for the benefit of J. T. Williams, Jr. and $ 9,404 for the benefit of David K. Williams in fiscal years ended April 30,1997, 1996 and 1995.

Certain Relationships and Related Transactions
Transactions with J.T. Williams, Jr.

In 1986, the company purchased a 2,600 acre parcel of real estate in Henry
 County, Georgia, from J.T. Williams, Jr. and an unrelated third party. Pursuant to that purchase, Mr. Williams received a promissory note from the Company in the principal amount of $1,764,053, to be paid from one-half of the profits from the development and sale of the property. In April 1991, the entire balance was due; however, Mr. Williams approved the extension of the note and the Company issued new notes which are payable at prime plus 1% per annum, with a ten year amortization of the principal. During fiscal 1997 and 1996, $ 132,181 and $109,758 in principal, respectively, and $ 0.00 and $55,018, respectively, in interest payments were made on the note. At April 30, 1997, the balance due to Mr. Williams was $ 0.00.

In May 1996, Proactive, which at the time was the Company's second largest shareholder, proposed to the Company a transaction pursuant to which the Company would transfer certain of its assets and liabilities to J.T.
Williams, Jr., in exchange for 551,321 shares of Common Stock owned by Mr.
 Williams (approximately 42% of the outstanding Common Stock) and the cancellation of his option to purchase an additional 100,000 shares of Common Stock. On August 1, 1996 the Company entered into an agreement, subject to shareholder approval, pursuant to which it agreed to transfer to Mr. William in exchange for his Common Stock and cancellation of his stock options, assets comprised principally of the Eagle's Landing Golf Course and Country Club, the Inn at Eagle's Landing, a note for approximately $2 million, approximately
 250 acres of commercial and industrial real estate, land sufficient to construct an additional nine hole golf course and the Company's interest in certain joint ventures, subject to certain mortgages and other liabilities. The agreement provided that, subject to shareholder approval, the transaction would be effective as of May 1, 1996. On September 30, 1996, the shareholders of the Company approved the transfer agreement, and the transaction closed on November 16, 1996. The net assets transferred to Mr. Williams had a historical cost basis of approximately $17,191,000.








As a result of the foregoing transaction the Company owed Killearn, Inc., the stock of which was transferred to Mr. Williams as part of the transaction, $3,234,844 as of April 30, 1997 which is secured by various mortgages. In addition, pursuant to the terms of the transaction approved by the shareholders, during fiscal 1997 the Company paid $247,576 toward the initiation fees for lot purchases to join the country club, in dues for builder customers and $17,220. and $5,426. in other fees to the country club owned by Killearn, Inc. David Williams, President and director of the Company, and J.T. Williams, Jr., director of the Company, own
11.8% and 67.0%, respectively, of Killearn, Inc.

Transactions with Proactive and its Executive Officers and Directors

As of August 1, 1997, Proactive beneficially owned 305,650 shares, or approximately 34.4% of the outstanding Common Stock. Mark A. Conner, the Company's Chairman of the Board since October 1996, is the Chairman of the Board and President of Proactive and beneficially owns approximately 23.2% of the outstanding voting securities of Proactive. Langdon S. Flowers, Jr., a director of the Company since October 1996, is a director of Proactive and beneficially owns approximately 16.6% of the outstanding voting securities of Proactive. Robert E. Maloney, a director of the Company since October 1996, is Corporate Counsel and a director of Proactive.


At April 30, 1997, Capital First, a wholly owned subsidiary of Proactive, had notes payable to the Company of approximately $5.8 million. Capital First incurred such indebtedness in connection with the purchase of the Company's Florida assets. In November 1993, the Company entered into two agreements to sell substantially all of its Florida assets to Capital First for approximately $25.7 million. As of April 30, 1997, approximately $25.4 million of the sale had closed, and the remaining portions of the sale are expected to close in fiscal 1998. In connection with the sale, Capital First assumed approximately $9.2 million of the Company's debt, on which the
 Company remains liable; issued notes to the Company, secured by a second mortgage on most of the assets purchased, totaling approximately $8.1 million; and paid approximately $8.1 million cash. The notes are payable over the next two years and bear interest at 7% and 10% per annum.
Capital First became a wholly owned subsidiary of Proactive in February 1996.

The Company pays Proactive a monthly consulting fee of $12,500 to Proactive as reimbursement for services provided to the Company by Mark A. Conner and Robert E. Maloney, who do not receive salaries from the Company.
During the fiscal year ended April 30, 1997, the Company paid $125,000 in consulting fees to Proactive.

From time to time, the Company has advanced funds to Proactive on a non-interest bearing basis for payment of Proactive's operating and other expenses or made payments for such expenses on behalf of Proactive. The largest aggregate net amount of the Company's advances to Proactive outstanding during the fiscal year ended April 30, 1997 was approximately
 $ 147,898.68, and the amount outstanding at April 30, 1997 was $ 66,863.35.


In June 1996, the Company sold a building for $550,000 to Barrier Dunes, a company owned by Langdon S. Flowers, Jr. at the time of the sale. The purchase price was paid by a promissory note in the amount of $550,000, which bears interest at 9% per annum and is due June 30, 1997. The company expects to extend the maturity until June 30, 1998 at the next Board meeting.
 The note was not paid on its maturity in June 1997, and the Board of Directors expects to consider a formal request to extend the note during the second quarter of fiscal 1997. In August 1996, Proactive purchased from Mr. Flowers 100% of the outstanding stock of Barrier Dunes for 300,000 shares of Proactive stock.

In May 1997, Proactive sold its Florida sales center to an unrelated third party for $200,000. The Company loaned the purchaser of the property $170,000 of the purchase price pursuant to a Promissory note which bears interest at the rate of 9.5% per annum, is due on May 30, 1998 and is secured by a first mortgage on the property.

In June 1997, the Company sold nine lots for $ 12,000 each to Eleuthra Holdings, Inc., a company owned by Mark A. Conner. At the same time, the Company sold eight lots for the same price to an unrelated third party builder, with which Eleuthra Holdings, Inc. has an agreement for the construction of homes on such lots and the sharing of profits for the venture. The purchase price was paid in cash. During August 1997, Mr. Conner agreed to assign his interest in the profits, if any, from the venture to the Company.

In June 1997, Mark A. Conner, acquired 40% interest in the only other golf course community in Henry County, Georgia, which is a competitor of the Company. In connection with the acquisition, the Company agreed to sell lots in the development for a sales commission of 10%. This agreement was terminated in August 1997.

In August 1997, Mark A. Conner agreed to purchase 4.9 acres of land adjoining the Company's Henry County, Georgia development with an unrelated third party. The property is intended for the development of office properties and, since the Company also develops Office parks in the same area, may be deemed to be in competition with the Company.

At a meeting of the Board of Directors held on August 21, 1997, Mark A. Conner agreed on his behalf and on behalf of Proactive Technologies, Inc. not to acquire any additional interests in any real estate project in or around Henry
 County, Georgia. The Board of Directors agreed at the same meeting that the Company not to acquire any interest in any real estate projects in or around Lee County, Georgia or Leon County, Florida.










Other Related Party Transactions

According to a written policy adopted by the Board of Directors, all directors, officers and employees of the Company and their associates and affiliates
(as those terms are defined by the federal securities laws) are provided with a discount in connection with purchases of lots and/or acreage from the Company.
 Such sales have been entered into by the Company in the ordinary course of its business and have been made on substantially the same material terms as those generally prevailing at the time for comparable sales of lots and/or acreage to unaffiliated persons. The discount is equal to eighty percent of the brokerage commission which would otherwise be payable by the Company to its brokerage subsidiary and/or to independent real estate brokers. The brokerage commission is generally equal to ten percent of the retail purchase price for the lot or acreage being sold. The purchase price for each lot or tract purchased by the Company employees and their associates and affiliates is reduced by the amount of the eighty percent discount an the real estate commission. During fiscal 1997 and 1996, no director or officer purchased a lot from the Company. It is expected that this discount on the real estate commission will continue to be given to directors, officers and employees of the Company and their associates and affiliates in the future.
All directors and officers are provided, at no charge, memberships in Golden Eagle Country Club. Killearn Golf and Country Club and Eagles
Landing Country Club.

The Company purchases certain of its life insurance contracts through an insurance agency which is affiliated with Melvin. L. Pope, Jr., a director of the Company. During fiscal 1997 and 1996,payments for premiums on all insurance contracts arranged by this agency were $41,433 and $109,104, respectively. Additional insurance contracts are expected to be purchased by the Company from this agency in the future.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, retained the firm of Coopers and Lybrand to serve as the Company's independent certified public accountants for the fiscal year ending April 30, 1997 and expects that such firm will be retained for the year ending April 30, 1998.

Representatives of Coopers and Lybrand, L.L.P. are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders, and will have an opportunity, if they desire, to make a statement.













OTHER MATTERS

The management of the Company is not aware of any other business which may come before the Annual Meeting. If any additional matters are properly brought before the Annual Meeting the proxies will be voted at the discretion of the proxy-holders.


Shareholder Proposals to be Presented
at Next Annual Meeting

Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive office, 100 Eagle's Landing Way, Stockbridge, Georgia 30281, for inclusion in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders not later than Friday, May 29, 1998. Any such proposal must comply with all applicable laws, rules and regulations.